Exhibit 99.1

China Direct Commences Magnesium Production at Two New Facilities Adding 12,000 metric tons of Annual Capacity

BOCA RATON, FL – January 23, 2007 - China Direct, Inc. (AMEX: CDS), a U.S. company that owns controlling stakes in a diversified portfolio of Chinese entities and assists Chinese businesses in accessing the U.S. capital markets, today announced that its subsidiaries, Jinwei Magnesium Co., Ltd (“Jinwei”) and Pan Asia Magnesium Co., Ltd (“Pan Asia”), have commenced production at two newly constructed 6,000 metric ton magnesium manufacturing facilities.

This marks the completion of the second stage of construction at both Jinwei and Pan Asia which can now each produce 12,000 metric tons of magnesium on an annual basis. Management expects to complete the third stage of construction at Pan Asia in March of 2008, which will add an additional capacity of 6,000 metric tons, bringing the total annual production capacity at Pan Asia to 18,000 metric tons. The two subsidiaries will have a combined annual capacity of 30,000 metric tons in the first quarter of 2008.

As previously announced, management intends to complete the third stage of construction at Jinwei which will add an additional 8,000 metric tons of production capacity by the end of 2008, bringing the total capacity at Jinwei to 20,000 metric tons annually. Upon completion of the third stage at Jinwei in 2008, the combined production capacity at the two subsidiaries will be 38,000 metric tons, bringing the total magnesium manufacturing capacity of China Direct to 46,000 metric tons by the end of 2008.

Commenting on the completion of the two facilities, Dr. James Wang, Chairman and CEO of China Direct, stated, “We are pleased with the rapid progression of our magnesium division in the past 12 months. We will have increased our overall manufacturing capacity from less than 8,000 metric tons in the third quarter of 2007 to 38,000 metric tons in the first quarter of 2008 and 46,000 metric tons by the end this year. In addition, we expect to continue to grow our wholesale distribution of magnesium throughout 2008. While we have significantly expanded our operations, the company continues to benefit from the fact that our average contracted sales price for 2008 delivery of our pure magnesium has increased substantially from the average sales price in 2007. We expect our expanded capacity coupled with the favorable pricing environment as compared to 2007 will result in material profit margin expansion as we continue to position our company to be a leading force in the magnesium production industry.”

About China Direct, Inc.

China Direct, Inc. (AMEX: CDS) is a U.S. company doing business in China through two business divisions. Our management division acquires controlling stakes in Chinese companies, and then provides investment capital and active management to enable these companies to thrive as our subsidiaries in their respective industries. Our consulting division assists companies in China and the U.S. in establishing and maintaining a presence in the U.S. capital markets. As a direct link to China, China Direct serves as a vehicle allowing investors to directly participate in the rapid growth of the Chinese economy in a diversified and balanced manner. For more information about China Direct, please visit http://www.cdii.net.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company’s operations, financial performance and, condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, but not limited to, the impact of competitive products, pricing and new technology; changes in consumer preferences and tastes; and effectiveness of marketing; changes in laws and regulations; fluctuations in costs of production, and other factors as those discussed in the Company’s reports filed with the Securities and Exchange Commission from time to time. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Investors:

Alan Sheinwald

HC International, LLC

Phone: (914) 669-0222

Email: Alan.Sheinwald@HCinternational.net

Or

For the Company:

China Direct, Inc.

Richard Galterio

Executive Vice President

Phone: 1-877-China-57

Email: rgalterio@cdii.net